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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this registration statement of Accelerated Networks, Inc. (the "Company") on Form S-8 of our report dated February 28, 2000, on our audits of the consolidated financial statements of the Company as of December 31, 1998 and 1999 and for each of the three years in the period ended December 31, 1999, which report is included in the Company's registration statement on Form S-1.


PRICEWATERHOUSECOOPERS LLP


Woodland Hills, California
June 23, 2000